Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT

INSIGHT ENTERPRISES, INC. REPORTS THIRD QUARTER 2013 RESULTS

TEMPE, AZ – October 30, 2013 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported results of operations for the quarter ended September 30, 2013.

For the third quarter of 2013:

•	Net sales decreased 3% compared to the third quarter of 2012 to $1.15 billion.

•	Gross profit increased 1% compared to the third quarter of 2012 to $168.7 million, with gross margin increasing approximately 50 basis points to 14.7% of net sales.

•	Earnings from operations were down 14% compared to the third quarter of 2012 to $26.3 million, or 2.3% of net sales.

•	Net earnings and diluted earnings per share were $15.0 million and $0.35, respectively, in the third quarter of 2013, at an effective tax rate of 37.8%.

•	Excluding severance and restructuring expenses, net earnings and diluted earnings per share on a non-GAAP basis were $16.7 million and $0.39, respectively, in the third quarter of 2013.*

•	The Company generated $66.6 million of cash from operations in the nine months ended September 30, 2013, compared to $30.1 million during the first nine months of 2012.

*	A tabular reconciliation of financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”) to non-GAAP financial measures is included at the end of this press release.

“In the third quarter, we saw mixed results across our operating segments. In North America, we saw better sales execution and improved profitability and believe that recent investments and the operational discipline we have been driving are beginning to show in our results,” stated Ken Lamneck, President and Chief Executive Officer. “We are disappointed in the financial results of our EMEA segment and are highly focused on improving our performance in this segment over the coming quarters,” added Lamneck.

SEGMENT OVERVIEW

In North America, net sales were $857.9 million for the third quarter of 2013, down 1% compared to net sales of $868.8 million for the third quarter of 2012. Net sales of software increased 9% year over year, while net sales of hardware and services both decreased 5% year to year. Gross profit of $122.9 million was up 5% year over year, with gross margin increasing to 14.3% from 13.5% in the third quarter of 2012. Selling and administrative expenses in North America in the third quarter of 2013 increased 6%, or $5.3 million, year over year. The year over year comparison was affected by a prior year reduction of legal expenses of approximately $2.0 million upon the recovery of previously incurred costs during the third quarter of 2012. During the third quarter of 2013, North America recorded severance and restructuring expenses of $530,000, $333,000 net of tax, compared to $916,000, $576,000 net of tax, during the third quarter of 2012. As a result, earnings from operations in North America increased 4% year over year to $29.3 million, or 3.4% of net sales, in the third quarter of 2013, compared to $28.3 million, or 3.3% of net sales, in the third quarter of 2012.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q3 2013 Results, Page 2	October 30, 2013

The Company’s EMEA operating segment reported net sales of $263.6 million for the third quarter of 2013, a decrease of 5% in U.S. dollars compared to the third quarter of 2012. Excluding the effects of foreign currency movements, net sales decreased 6% year to year. Net sales of services were up 33% year over year, while net sales of hardware and software declined 4% and 7%, respectively, year to year, all in U.S. dollars. Excluding the effects of foreign currency movements, net sales of services increased 31%, while net sales of hardware and software declined 4% and 9%, respectively, compared to the third quarter of 2012. Gross profit of $39.3 million was down 9% year to year in U.S. dollars, 10% excluding the effects of foreign currency movements, with gross margin decreasing to 14.9% for the third quarter of 2013 from 15.7% in the third quarter of 2012. Selling and administrative expenses in EMEA in the third quarter of 2013 decreased 2%, or $856,000, compared to the third quarter of 2012 in U.S. dollars and, excluding the effects of foreign currency movements, were down 4% compared to the prior year period. During the third quarter of 2013, EMEA recorded severance and restructuring expenses of $1.9 million, $1.4 million net of tax, compared to a reduction to severance and restructuring expenses of $211,000, $148,000 net of tax, recorded during the third quarter of 2012. As a result, EMEA reported a loss from operations of $3.8 million in the third quarter of 2013 compared to earnings from operations of $1.4 million, or 0.5% of net sales, in the third quarter of 2012.

The Company’s APAC operating segment reported net sales of $29.5 million for the third quarter of 2013, a decrease of 18% compared to the third quarter of 2012 in U.S. dollars, a decrease of 11% excluding the effects of foreign currency movements. Gross profit was $6.4 million, a decrease of 13% year to year in U.S. dollars, 5% excluding the effects of foreign currency movements, with gross margin increasing to 21.6% for the third quarter of 2013 from 20.4% in the third quarter of 2012. Selling and administrative expenses in APAC decreased 12%, or $741,000, compared to the third quarter of 2012 in U.S. dollars. Excluding the effects of foreign currency movements, selling and administrative expenses decreased 3% compared to the third quarter of last year. As a result, earnings from operations in APAC decreased 23% year to year to $730,000, or 2.5% of net sales, in the third quarter of 2013 compared to $950,000, or 2.6% of net sales, in the third quarter of 2012.

Throughout this “Segment Overview” section, the Company refers to changes in net sales, gross profit and selling and administrative expenses in EMEA and APAC excluding the effects of foreign currency movements. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the average translation rate for the current period.

Net of tax amounts referenced above were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958

Insight Q3 2013 Results, Page 3	October 30, 2013

UPDATED GUIDANCE

The Company currently expects diluted earnings per share to be between $0.49 and $0.54 in the fourth quarter. For the full year 2013, earnings per share is expected to be between $1.80 and $1.85. This outlook includes an effective tax rate of 39% for the fourth quarter. This outlook excludes severance and restructuring expenses incurred during 2013.

STOCK REPURCHASE PROGRAM

The Company’s Board of Directors has authorized the repurchase of up to $50 million of the Company’s common stock. The Company’s share repurchases will be made on the open market, subject to Rule 10b-18 or in privately negotiated transactions, through block trades, through 10b5-1 plans or otherwise, at management’s discretion. The amount of shares purchased and the timing of the purchases will be based on market conditions, working capital requirements, general business conditions and other factors. The Company intends to retire the repurchased shares.

CONFERENCE CALL AND WEBCAST

The Company will host a conference call and live web cast today at 5:00 p.m. ET to discuss third quarter 2013 results of operations. A live web cast of the conference call (in listen-only mode) will be accessible online through the investor relations section of the Company’s web site, www.insight.com, at http://nsit.client.shareholder.com/events.cfm, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-877-402-8904 if located in the U.S., 678-809-1029 for international callers, and enter the access code 86344240.

USE OF NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures exclude severance and restructuring expenses in 2013 and 2012, a gain on bargain purchase in 2012 and the tax effect of these items. The Company excludes these charges when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments. These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958

Insight Q3 2013 Results, Page 4	October 30, 2013

FINANCIAL SUMMARY TABLE

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	% change	2013	2012	% change
Insight Enterprises, Inc.
Net sales	$1,151,020	$1,181,409	(3%)	$3,749,189	$3,954,766	(5%)
Gross profit	$168,668	$167,625	1%	$517,732	$539,283	(4%)
Earnings from operations	$26,279	$30,661	(14%)	$85,294	$111,573	(24%)
Net earnings	$15,025	$19,354	(22%)	$50,614	$71,996	(30%)
Diluted earnings per share	$0.35	$0.43	(19%)	$1.16	$1.61	(28%)
North America
Net sales	$857,935	$868,765	(1%)	$2,528,002	$2,718,062	(7%)
Gross profit	$122,944	$116,975	5%	$350,135	$360,968	(3%)
Earnings from operations	$29,332	$28,280	4%	$75,008	$88,564	(15%)
EMEA
Net sales	$263,551	$276,621	(5%)	$1,071,578	$1,085,169	(1%)
Gross profit	$39,343	$43,308	(9%)	$142,191	$152,971	(7%)
(Loss) earnings from operations	$(3,783)	$1,431	(364%)	$3,121	$16,402	(81%)
APAC
Net sales	$29,534	$36,023	(18%)	$149,609	$151,535	(1%)
Gross profit	$6,381	$7,342	(13%)	$25,406	$25,344	—
Earnings from operations	$730	$950	(23%)	$7,165	$6,607	8%

	North America			EMEA			APAC
	Three Months Ended September 30,			Three Months Ended September 30,			Three Months Ended September 30,
	2013	2012	% change*	2013	2012	% change*	2013	2012	% change*
Sales Mix
Hardware	64%	66%	(5%)	46%	46%	(4%)	4%	2%	48%
Software	30%	28%	9%	51%	52%	(7%)	91%	92%	(19%)
Services	6%	6%	(5%)	3%	2%	33%	5%	6%	(31%)

	100%	100%	(1%)	100%	100%	(5%)	100%	100%	(18%)

*	Represents growth/decline in category net sales on a U.S. dollar basis.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958

Insight Q3 2013 Results, Page 5	October 30, 2013

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call and web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s plans concerning a share repurchase program, expected 2013 net sales, financial results, earnings performance and diluted earnings per share, and the assumptions relating thereto, including the effective tax rate, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012:

•	the Company’s reliance on partners for product availability and competitive products to sell as well as the Company’s competition with its partners;

•	the Company’s reliance on partners for marketing funds and purchasing incentives;

•	changes in the IT industry and/or rapid changes in technology;

•	disruptions in the Company’s IT systems and voice and data networks, including risks and costs associated with the integration and upgrade of the Company’s IT systems;

•	actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;

•	general economic conditions;

•	failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;

•	the security of the Company’s electronic and other confidential information;

•	the integration and operation of acquired businesses, including the Company’s ability to achieve expected benefits of the acquisitions;

•	the Company’s dependence on certain personnel;

•	the variability of the Company’s net sales and gross profit;

•	the risks associated with the Company’s international operations;

•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations; and

•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance made by third parties.

CONTACTS:	GLYNIS BRYAN	HELEN JOHNSON
	CHIEF FINANCIAL OFFICER	SENIOR VP, TREASURER
	TEL. 480-333-3390	TEL. 480-333-3234
	EMAIL glynis.bryan@insight.com	EMAIL helen.johnson@insight.com

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958

Insight Q3 2013 Results, Page 6	October 30, 2013

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net sales	$1,151,020	$1,181,409	$3,749,189	$3,954,766
Costs of goods sold	982,352	1,013,784	3,231,457	3,415,483

Gross profit	168,668	167,625	517,732	539,283
Operating expenses:
Selling and administrative expenses	139,965	136,259	424,111	423,254
Severance and restructuring expenses	2,424	705	8,327	4,456

Earnings from operations	26,279	30,661	85,294	111,573
Non-operating (income) expense:
Interest income	(322)	(489)	(971)	(1,128)
Interest expense	1,603	1,702	4,777	4,750
Gain on bargain purchase	—	—	—	(2,022)
Net foreign currency exchange loss (gain)	474	426	(251)	(872)
Other expense, net	364	319	1,080	952

Earnings before income taxes	24,160	28,703	80,659	109,893
Income tax expense	9,135	9,349	30,045	37,897

Net earnings	$15,025	$19,354	$50,614	$71,996

Net earnings per share:
Basic	$0.35	$0.43	$1.17	$1.62

Diluted	$0.35	$0.43	$1.16	$1.61

Shares used in per share calculations:
Basic	42,334	44,510	43,289	44,360

Diluted	42,577	44,869	43,555	44,777

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958

Insight Q3 2013 Results, Page 7	October 30, 2013

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$135,032	$152,119
Accounts receivable, net	992,733	1,371,356
Inventories	114,706	100,896
Inventories not available for sale	30,627	31,249
Deferred income taxes	15,959	16,387
Other current assets	50,031	29,543

Total current assets	1,339,088	1,701,550
Property and equipment, net	135,306	143,513
Goodwill	26,257	26,257
Intangible assets, net	38,615	47,405
Deferred income taxes	58,639	64,013
Other assets	21,791	18,765

	$1,619,696	$2,001,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$625,981	$982,611
Accrued expenses and other current liabilities	117,756	158,621
Current portion of long-term debt	216	602
Deferred revenue	45,976	40,287

Total current liabilities	789,929	1,182,121
Long-term debt	88,503	80,000
Deferred income taxes	1,174	2,312
Other liabilities	35,730	31,779

	915,336	1,296,212

Stockholders’ equity:
Preferred stock	—	—
Common stock	423	446
Additional paid-in capital	350,295	369,300
Retained earnings	338,295	315,888
Accumulated other comprehensive income – foreign currency translation adjustments	15,347	19,657

Total stockholders’ equity	704,360	705,291

	$1,619,696	$2,001,503

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958

Insight Q3 2013 Results, Page 8	October 30, 2013

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net earnings	$50,614	$71,996
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	31,337	30,635
Provision for losses on accounts receivable	4,118	2,826
Write-downs of inventories	3,120	2,240
Write-off of property and equipment	338	36
Non-cash stock-based compensation	4,911	6,467
Gain on bargain purchase	—	(2,022)
Excess tax benefit from employee gains on stock-based compensation	(763)	(1,942)
Deferred income taxes	4,676	5,913
Changes in assets and liabilities:
Decrease in accounts receivable	367,799	268,880
(Increase) decrease in inventories	(16,270)	22,687
Increase in other current assets	(20,702)	(9,673)
(Increase) decrease in other assets	(2,998)	6,082
Decrease in accounts payable	(329,428)	(309,447)
Increase (decrease) in deferred revenue	3,583	(11,896)
Decrease in accrued expenses and other liabilities	(33,759)	(52,690)

Net cash provided by operating activities	66,576	30,092

Cash flows from investing activities:
Acquisition, net of cash acquired	—	(3,831)
Purchases of property and equipment	(14,145)	(22,454)

Net cash used in investing activities	(14,145)	(26,285)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	778,828	713,953
Repayments on senior revolving credit facility	(801,828)	(826,953)
Borrowings on accounts receivable securitization financing facility	637,000	450,000
Repayments on accounts receivable securitization financing facility	(606,000)	(340,000)
Payments on capital lease obligation	(617)	(761)
Net (repayments) borrowings under inventory financing facility	(19,946)	9,290
Payment of deferred financing fees	—	(2,554)
Proceeds from sales of common stock under employee stock plans	—	2,641
Excess tax benefit from employee gains on stock-based compensation	763	1,942
Payment of payroll taxes on stock-based compensation through shares withheld	(2,756)	(3,046)
Repurchases of common stock	(50,000)	—

Net cash (used in) provided by financing activities	(64,556)	4,512

Foreign currency exchange effect on cash balances	(4,962)	4,020

(Decrease) increase in cash and cash equivalents	(17,087)	12,339
Cash and cash equivalents at beginning of period	152,119	128,336

Cash and cash equivalents at end of period	$135,032	$140,675

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958

Insight Q3 2013 Results, Page 9	October 30, 2013

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Consolidated Earnings from Operations:
GAAP	$26,279	$30,661	$85,294	$111,573
Severance and restructuring expenses	2,424	705	8,327	4,456

Non-GAAP	$28,703	$31,366	$93,621	$116,029

Consolidated Net Earnings:
GAAP	$15,025	$19,354	$50,614	$71,996
Severance and restructuring expenses, net of tax	1,709	428	6,135	2,937
Gain on bargain purchase, net of tax	—	—	—	(1,699)

Non-GAAP	$16,734	$19,782	$56,749	$73,234

Consolidated Diluted EPS:
GAAP	$0.35	$0.43	$1.16	$1.61
Severance and restructuring expenses, net of tax	0.04	0.01	0.14	0.07
Gain on bargain purchase, net of tax	—	—	—	(0.04)

Non-GAAP	$0.39	$0.44	$1.30	$1.64

North America Earnings from Operations:
GAAP	$29,332	$28,280	$75,008	$88,564
Severance and restructuring expenses	530	916	2,554	2,299

Non-GAAP	$29,862	$29,196	$77,562	$90,863

EMEA (Loss) Earnings from Operations:
GAAP	$(3,783)	$1,431	$3,121	$16,402
Severance and restructuring expenses	1,894	(211)	5,773	2,157

Non-GAAP	$(1,889)	$1,220	$8,894	$18,559

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958